UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           April 27, 2006

Appalachian Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 276-8000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On April 27, 2006, Appalachian Bancshares, Inc., the bank holding company for Appalachian Community Bank, issued a press release announcing plans to file, during the second quarter of 2006, an application with the Office of Thrift Supervision to form a federally-chartered thrift subsidiary, to be headquartered in Murphy, North Carolina. The Company also announced plans to open a full-service branch of Appalachian Community Bank to be located in The Highlands at East Ellijay, a commercial and retail development located on Highway 515 in East Ellijay, Georgia.

A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description

99.1	Press Release dated April 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Joseph T. Moss, Jr.
Joseph T. Moss, Jr.
President and Chief Operating Officer

Dated: April 27, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 27, 2006.

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